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                                                              EXHIBIT 23


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 30, 1998, (the Report of Independent Public Accountants) appearing on page 34 of the 1997 Annual Report to Shareholders of Edison International (Exhibit 13 included herein) in this Annual Report on Form 10-K for the year ended December 31, 1997 of Edison International. It should be noted that we have performed no audit procedures subsequent to January 30, 1998, the date of our report. Furthermore, we have not audited any financial statements of Edison International as of any date or period subsequent to December 31, 1997.

We further consent to the incorporation by reference of the above-mentioned Report of Independent Public Accountants, incorporated by reference in this Annual Report on Form 10-K, and to the incorporation by reference of our report (the Report of Independent Public Accountants on Supplemental Schedules), appearing on page 42 of this Annual Report on Form 10-K, in the Edison International Registration Statements which follow:

        Registration Form        File No.          Effective Date
        -----------------        -------           --------------

        Form S-3                 333-08115         July 15, 1996
        Form S-8                 33-303913         May 16, 1996
        Form S-8                 33-32302          June 2, 1993
        Form S-8                 33-46713          June 2, 1993
        Form S-8                 33-46714          June 2, 1993
        Form S-3                 33-44148          September 17, 1993


                                     ARTHUR ANDERSEN LLP
                                     ARTHUR ANDERSEN LLP



Los Angeles, California
March 24, 1998